EXHIBIT 10.8.2

                           APARTMENT LEASE AGREEMENT
                           --------------------------
                           SUMMARY OF KEY LEASE TERMS

                                                       APARTMENT HOME 1-20N-2004

  This Summary of Key Lease Terms (this "Summary") is an integral part of this
           Lease and is included within this Lease for all purposes.
  All terms used in the Summary are deemed to be defined terms for purposes of this Lease.

LEASE EXECUTION DATE; ______________________

APARTMENT ADDRESS: 2004 Court North Drive Melville, NY 11747 located at
                   Avalon Court (THE "COMMUNITY").

RESIDENT(S): You are the Resident(s). All persons 18 years of age or older who will reside at the apartment must be listed in the Summary and must sign this Lease. In this Lease, the Resident (whether one or more) is called "you" and "yours".

Your Name(s):  SLM Holdings Inc.

OCCUPANT(S): The apartment will be occupied only by (list all occupants and list all pets):

               Brian Burne                         Jason  Bishara

               SLM Holdings Inc.

MANAGER: We are the property manager and agent of the Owner, In this Lease, the Manager is called "we", "us", and "our".

Name:     AvalonBay Communities, Inc.

Address:  100 Court North Drive

          Melville, NY 11747

OWNER: The Owner is:

Name:     AvalonBay Communities, Inc.

Address:  2900 Eisenhower Avenue Suite 300

          Alexandria, VA 22314

                                                                      [GRAPHICS]

                               Summary Page 1 of 2

                            APARTMENT LEASE AGREEMENT
                            --------------------------
                            SUMMARY OF KEY LEASE TERMS

Apartment Home: 1-20N-2004

SUMMARY OF RECURRING MONTHLY CHARGES            SUMMARY OF NON-RECURRING CHARGES
------------------------------------            --------------------------------
BASE RENT:             $2,699.00

Trash Charge           $10.00

TOTAL RENT AND RECURRING CHARGES $2,709.00
                                                SUMMARY OF REQUIRED DEPOSITS
                                                ----------------------------
                                                Security Deposit:     $1,000.00
FIRST MONTH PRORATION:           $1,223.00
                                                                  TOTAL:       $1,000.00
TERM:                    12
LEASE BEGIN  DATE:     01/18/2006                     OWNER UTILITY OBLIGATIONS:
LEASE END  DATE:       01/17/2007
MOVE IN DATE:          01/18/2006                       ( ) Internet          ( ) Cable TV
                                                        ( ) Gas               ( ) Electricity
                                                        ( ) Trash             ( ) Water
                                                        (X) Sewer             ( ) Telephone

                                                      MISCELLANEOUS TERMS/CHARGES:

                                                           LATE CHARGE:                 $75
                                                           LATE CHARGE DATE:  6TH DAY OF THE MONTH

                                                      Returned Check Charge:          $ 50.00
                                                      MTM Premium:                  20 % of Market Rent
                                                      Transfer Charge:                  100 %
                                                      Renewal Amenity Charge:          $ 500.00
                                                      Application Fee:                 $ 100.00
                                                      Common Area Amenity Charge:      $ 500,00

                                                      OTHER ASSIGNMENTS:

--------------------------------------------------------------------------------
GRAND TOTAL RENT AND OTHER CHARGES FOR
APARTMENT HOME AND NON-RESIDENTIAL UNITS:                 $2,709.00

GRAND TOTAL FIRST MONTH PRORATION:                        $1,223.00

                                                              /s/ [ILLEGIBLE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ATTACHED AGREEMENTS/ADDENDA:

                                                                      [GRAPHICS]

                               Summary Page 2 of 2

                            APARTMENT LEASE AGREEMENT
                                  NEW YORK FORM

                                TABLE OF CONTENTS

 NO.              ITEM                                                      PAGE
----              ----                                                      ----
  1.   AGREEMENT TO ABIDE BY LEASE AND PARTIES                                1
  2.   APARTMENT                                                              1
  3.   POSSESSION AND USE                                                     1
  4.   TERM                                                                   1
  5.   RENT                                                                   2
  6.   OTHER CHARGES                                                          2
  7.   SECURITY DEPOSIT                                                       4
  8.   UTILITIES                                                              4
  9.   WATER/SEWER SERVICE                                                    4
 10.   ACCEPTANCE & CARE OF APT.                                              4
 11.   REIMBURSEMENT BY RESIDENT                                              5
 12.   DAMAGE TO APARTMENT                                                    5
 13.   RENEWAL OF LEASE                                                       5
 14.   FAILURE TO VACATE AFTER NOTICE                                         6
 15.   MOVING OUT                                                             6
 16.   DISPOSAL OF PROPERTY                                                   6
 17.   DEFAULT                                                                6
 18.   SURVIVAL UPON DEFAULT                                                  6
 19.   RIGHT OF REENTRY                                                       7
 20.   OWNER/MANAGER LIABILITY; REQUIREMENT TO PURCHASE RENTER'S INSURANCE    7
 21.   QUIET ENJOYMENT                                                        7
 22.   SECURITY ACKNOWLEDGMENT AND WAIVER                                     7

 NO.              ITEM                                                      PAGE
----              ----                                                      ----
 23.   RULES & REGULATIONS                                                    8
 24.   CRIMINAL ACTIVITY                                                      8
 25.   PETS                                                                   8
 26.   PARKING                                                                8
 27.   STORAGE AREAS                                                          8
 28.   SATELLITE DISHES                                                       8
 29.   MATERIALS IN THE COMMUNITY                                             8
 30.   HAZARDOUS MATERIALS                                                    9
 31.   RIGHT OF ENTRY                                                         9
 32.   SUBLETTING                                                             9
 33.   NOTICE                                                                 9
 34.   NO WAIVER                                                              9
 35.   RESIDENT INFORMATION                                                  10
 36.   GENERAL                                                               10
 37.   SUBORDINATION                                                         10
 38.   SUCCESSORS                                                            10
 39.   SALE OR CONDEMNATION                                                  10
 40.   SEVERABILITY                                                          10
 41.   COUNTERPART                                                           10
 42.   MILITARY TRANSFER                                                     10
 43.   TERMINATION PRIOR TO LEASE BEGIN DATE                                 11
 44.   MOVE-IN GUARANTEE                                                     11

1. AGREEMENT TO ABIDE BY LEASE AND PARTIES. This Apartment Lease Agreement (the "Lease") is made as of the Lease Effective Date specified in the Summary of Key Lease Terms (the "Summary"), which is an integral part of this Lease and is included in this Lease for all purposes, between Manager, as agent for Owner, and Resident, and states the terms on which we are renting an apartment to you in the Community at the Apartment Address specified in the Summary. This Lease is contingent upon our approving your application. You and we agree to abide by its terms. In this Lease, the Resident (whether one or more) is called "you" and "yours." Each Resident listed is jointly and severally liable for each provision of this Lease.

2. APARTMENT. In consideration for your paying Rent and complying with all other provisions of this Lease, we agree to lease to you the apartment home in the Community located at the Apartment Address specified in the Summary. In this Lease it is called "your apartment" or "the apartment". Your apartment and the Community, including all buildings, common grounds, amenity and parking areas, are together called "the Premises."

      You realize that we enter into this Lease with you based on what you told us in your application. Your representations are deemed material and we are relying on them in entering into this Lease. If any of the representations are untrue, incorrect or misleading, you will have breached this Lease in a manner that cannot be remedied and we may terminate this Lease and repossess the apartment in accordance with applicable law.

3. POSSESSION AND USE. You agree to use your apartment as a private residence and for no other purpose, except as approved by us in writing. You are responsible for complying with all applicable laws, and you must reimburse us in full for all costs that we incur, in connection with any other approved use of your apartment. The apartment will be occupied only by the Occupants listed in the Summary. You will not permit unauthorized persons or unauthorized pets to live at the apartment.

4. TERM. This Lease begins on the Lease Begin Date specified in the Summary. This Lease ends on the Lease End Date specified in the Summary.

 5.   RENT.

      a. You will pay an amount equal to the Total Rent and Other Charges, as specified in the Summary, including Base Rent and all other recurring monthly charges due under this Lease on or before the first day of each month during the term of this Lease. Such monthly payments and all other amounts that are payable under this Lease including all Other Charges, are deemed to be rent (collectively, "Rent") under this Lease and will be paid by you without any demand, setoff, deduction or recoupment. Failure to pay Rent will give rise to an action for eviction in addition to any other remedies we may have.

      b. You agree that we may apply any payment of Rent we receive from you first to any Other Charges, outstanding fees, costs or charges owed by you to us under this Lease, and then to the oldest remaining Rent due and owing regardless of any statement by you, written or oral, or any notation on your rental payment check or money order to the contrary.

      c. You will mail or deliver your Rent payment to our office here at the Community, or at such other place or in such other manner as Owner may from time to time designate, Payments made by check may be processed using electronic check conversion.

      d. If we send you a notice changing the address to which you are to send the Rent, you agree to send the Rent to the address contained in the notice.

      e. We are not obligated to accept partial or late payments of Rent but may elect to do so, at our sole option. Acceptance of any partial payment does not relieve you of your obligation to pay the outstanding balance due.

      f. Your Rent payments will be credited to your account on the date that they are received by us.

      g. Any Rent that is paid late must be in the form of a money order, cashier's check, or certified check.

      h. Neither the Owner nor we are liable to you if your apartment is not ready for occupancy by you on the Lease Begin Date. If that happens, you will not be obligated to pay Rent during the period of delay. The delay will not affect any other terms of the Lease. If the delay continues for more than 14 days after the Lease Begin Date, then you may terminate this Lease by written notice to us given before the date that is 21 days after the Lease Begin Date. The Lease End Date will not change.

      i. If you move into your apartment prior to the Lease Begin Date, both you and we must perform all obligations under this Lease as of your actual Move-in Date (the "Move-in Date"). The Lease End Date will not change.

      j. If you give us two checks (Rent, Other Charges, Security Deposit, other) that are returned for non-payment during your application process and/or residency at the Community, then all future Rent and Other Charges are to be paid by money order, cashier's check or certified check.

      k. You will be given a written receipt for all cash or money orders paid by you for Rent, Security Deposit or Other Charges.

6.    OTHER CHARGES. You also agree to pay the following "Other Charges":

      a. COMMON AREA/AMENITIES CHARGE: You agree to pay a charge for the use, in common with other residents, of the common areas and amenities at the Community. This payment will be in the amount of the Common/Area Amenities Charge specified in the Summary, and is to be paid in full upon the signing of this Lease. The Common Area/Amenities Charge is not a monthly recurring charge, and your payment covers the full term of this Lease (but not any renewal). This Common Area/Amenities Charge is not part of your Security Deposit, and is non-refundable. We will charge an additional common area/amenities charge at the time you renew your lease which will be at the Community's then prevailing common area/amenities charge, notwithstanding any amounts set out on the Summary, and a new Summary will be provided at that time specifying the amount of such common area/amenities charge.

      b. LATE CHARGE: If your Rent is not paid before the Late Charge Date specified in the Summary, a Late Charge in the amount specified in the Summary will be due immediately. In the event of such late payment, both the Rent and the Late Charge must be in the form of a money order, cashier's check or certified check. You acknowledge that these charges are fair, reasonable and acceptable compensation to us for the expenses and harm, direct and indirect, that we suffer when your Rent is not paid on time. You also acknowledge that it would be extremely difficult and burdensome to calculate, assess and collect compensation for such expenses and harm with respect to any particular delay in receiving your Rent. The fact that a Late Charge is not assessed until after the Late Charge Date does not constitute a grace period for the payment of Rent. We have the right to file suit to gain possession of your Apartment on the second day of the month if Rent is not paid on the first.

      c. RETURNED CHECK CHARGE: If you send us a personal check (for your Rent, Other Charges, Security Deposit, other) and when we deposit the check it is returned for "insufficient funds" or for any other reason, you agree to pay the Returned Check Charge specified in the Summary. You will also be liable for any late charges incurred as a result of the check being returned. The Returned Check Charge is due with the redeeming payment.

      d. LIABILITY FOR VACATING PRIOR TO LEASE END DATE: You have committed to pay Rent and Other Charges through the Lease End Date. This means that if you vacate your apartment prior to the Lease End Date, you may remain liable for all of your obligations under this Lease, subject to our duty to take reasonable actions to rent your apartment to another resident. In general, the damages you will owe us will include the payment of all Rent through (i) the end of the original term (i.e., until the original Lease End Date) or (ii) if earlier, the date a new resident occupies and begins paying Rent for your apartment. You may also be liable for any other actual damages we may incur. We will use reasonable efforts to rent your apartment in order to minimize the damages caused to us by your default, but we will be under no obligation to encourage prospective residents to rent your apartment in preference to other vacant apartments. You may limit the amounts you owe us if you and we agree to change the Lease End Date, as described in paragraph (e) below.

      e. CHANGE IN LEASE END DATE: EARLY TERMINATION CHARGE: You may make us an offer to change the Lease End Date to an earlier date than originally provided in the Summary. To be effective, your offer must be in writing, must specify a new Lease End Date at least sixty (60) days from the date of the offer, and must be accompanied by the "Early Termination Charge" then in effect at the Community. The Early Termination Charge is an amount that we set and change from time to time in our sole discretion, which is available upon request from the Community. You agree that if you make an effective offer to change the Lease End Date, we will have one week to decide whether to accept or reject your offer, which decision we may make in our sole discretion. We generally will not accept an offer if you are in default under this Lease at the time the offer is made. If we accept your offer, the Lease End Date will be changed to (i) the sixtieth day after the date you make an effective offer, or (ii) if later, the date you indicate in your effective offer as your preferred Lease End Date. If we accept your offer, then we will retain the Early Termination Charge you paid with your offer. You must, however, comply with all other terms of the Lease and the Security Deposit Agreement, including the timely payment of Rent and, as the case may be, Other Charges, prior to the new Lease End Date. You must leave the Apartment on or before the new Lease End Date. You will remain liable for all Rent, Other Charges and other sums that arise before the new Lease End Date or that arise on account of your tenancy with us or your failure to pay us amounts owed. You agree that by making an effective offer, you will be indicating that such offer was made in your sole discretion and that you consider the terms of such offer reasonable in light of the benefit you will receive if we accept your offer.

      f. NON-REFUNDABLE PET CHARGES: We do permit pets as provided in the Community Policies. If you elect, pursuant to the provisions of Paragraph 25, to keep a pet or pets, you agree to pay for each animal, bird, or pet of any kind that is to be kept in or about your apartment, a Monthly Non-Refundable pet charge and a One-Time Non-Refundable Pet Charge in the amounts specified in the Summary (in addition to the Pet Deposit specified in the Summary and referred to in Paragraph 7). The Monthly Non-Refundable Pet Charge is to be paid each month with your Rent. The One-Time Non-Refundable Pet Charge is payable upon signing the Lease if the animal, bird or pet is to be kept in your apartment as of the Lease Begin Date. If you bring an animal, bird or pet into the Community after your initial Lease Begin Date, you agree to pay the One-Time Non-Refundable Pet Charge prior to bringing the animal, bird or pet into your apartment.

      g. GARAGE CHARGES: If there is a charge for parking at the Community (garage, carport or otherwise), you agree to pay a Garage Charge, including the State of New York sales tax, in the amount specified in the Summary per space each month due and payable with your Rent. If we are required to low or store a motor vehicle belonging to you or any of your guests, all charges we incur are due from you to us.

      h. STORAGE CHARGES: If we provide you a storage area apart from your apartment, you agree to pay the Storage Charge specified in the Summary each month due and payable with your Rent.

      i. APPLIANCE CHARGES: If we provide to you an optional appliance, you agree to pay any appliance charge specified in the Summary, including Refrigerator Charges and Washer/Dryer Charges, which are due and payable with your Rent. Any appliances provided by us must remain located in your apartment.

      j. CAH CHARGE: If we provide to you a corporate (furnished) apartment home, you agree to pay a CAH Charge or Charges each month in the amount or amounts specified in the Summary, due and payable with your Rent.

      k. TRANSFER CHARGE: If you are not in default of your lease, we will allow you to transfer to another apartment or another Avalon Community during your lease. All transfers must be requested in writing 30 days in advance. If you want to transfer from your apartment to another apartment within the Community, you agree to pay a Transfer Charge in the amount specified in the Summary. This Transfer Charge is non-refundable and a new lease on our current lease form must be signed by you. The Transfer Charge is due at the time your request to transfer is agreed to. If you want to transfer to another Avalon community you will not be charged a Transfer Charge. Due to availability and other circumstances, we cannot promise that your transfer request will be granted.

      l. UNRETURNED KEYS: If you fail to return keys that we give to you, or if we are required to replace locks because all door keys to the Premises are not returned to us, you agree to pay specified amounts as set forth in the Security Deposit Agreement.

      m. MONTH-TO-MONTH PREMIUM: If you become a month-to-month resident, as set forth in Paragraph 13, you agree to pay the Community's market rent for your apartment at such time as specified by us, plus the Community's then prevailing month-to-month premium, notwithstanding any amounts set out on the Summary, and a new Summary will be provided at that time specifying the amount of such month-to-month premium.

      n. REIMBURSEMENTS: If you are required to reimburse us under the provisions of Paragraph 11, such reimbursements will be due immediately upon demand by us.

      o. ATTORNEY FEES: You agree to reimburse us for all attorney fees and disbursements sustained or incurred by us as a result of your failure to observe or perform any term, covenant or condition of this Lease.

7. SECURITY DEPOSIT. You agree to deposit with us a Security Deposit in the amount specified in the Summary and a Pet Deposit (if applicable) in the amount specified in the Summary, as security for the performance of your obligations under this Lease. Such amounts will be held pursuant to the Security Deposit Agreement signed at the same time as and incorporated by reference into this Lease. This Security Deposit will not be used by you to pay any Rent or Other Charges.

8. UTILITIES. Owner will pay for the utility services to your apartment that are checked as Owner's responsibility in the Summary under the designation "Owner Utility Obligations," except that Owner may, for any reason, to the extent permitted by applicable law, discontinue providing or paying for any utility service to your apartment upon thirty (30) days' prior notice to you. In that event, we will no longer charge you under this Lease for such utility service after the date we discontinue it, and you will thereafter be responsible for contracting directly with the utility provider for the service at your expense. Each utility service not provided at the Owner's expense (i.e., not checked under "Owner Utility Obligations" on the Summary or otherwise discontinued by Owner) is to be provided to your apartment at your expense. It is your sole responsibility to initiate such service in your name prior to accepting the apartment or after we discontinue service, and to terminate such service prior to vacating the apartment. If you fail to initiate such service in your name, we may bill you (either directly or through a billing company with which we have contracted) for any service you receive which is charged to us, Such bills will include an administrative fee of $5.00. You will be charged for your utility service usage on a separate metering and billing basis either directly from the utility provider or on a sub-metering, square footage, or other billing basis by us (including reimbursing us for any utility services billing incurred by you but received by us after your Move-in or Move-out dates, as the case may be). You agree to pay all utility charges, including utility deposits, assessed by utility companies (or by us in the case of utilities billed to you by us) in connection with utility services provided to your apartment during the term of this Lease. Further, if you fail to pay utility charges, and we are assessed by the utility company for these utility services, then we may pay these assessments to such utility company and subtract a like amount from your Security Deposit, which you must immediately replenish. Further, if you fail to pay utility charges and power to your apartment is cut off by the utility provider, you will be in default under this Lease.

      You agree to pay a Trash Removal Charge each month in the amount specified in the Summary for trash removal, which is due and payable with your Rent.

      We may modify the method by which utilities are furnished to your apartment and/or billed to you during the term of this Lease. This includes, but is not limited to, sub-metering the apartment for certain utility services. In the event we choose to so modify utility services to your apartment, we will give you at least thirty (30) days prior written notice of such modification.

      We are not liable for any inconvenience or harm caused by any stoppage or reduction of utilities beyond our control.

      At the Move-in Date we will furnish light bulbs and tubes of prescribed wattage for the light fixtures located in your apartment. After that date, you agree, at your expense, to replace light bulbs and tubes in your apartment.

      During the heating season you agree to keep the apartment thermostat at no less than 55 degrees Fahrenheit. You will be liable for damages to the Premises that result if you do not keep your apartment thermostat at a minimum of 55 degrees Fahrenheit during the heating season.

9. WATER/SEWER SERVICE. You are responsible for paying your own water and/or sewer expense. A water meter has been installed that measures water and/or sewer usage. You are not paying for any other resident's water and/or sewer usage nor are you paying for any water and/or sewer usage for common areas of the Community. You will receive bills from the applicable water utility and should make payment to the utility as directed.

      You acknowledge that neither the Owner nor we are a water or utility company and we are not responsible for the supply of water to your apartment home. In the event of interruption or failure of water service provided to the Community by the local water company, including but not limited to an inadequate supply, poor pressure and/or poor quality, you shall look solely to the applicable local water company for any damages you incur. You agree that neither the Owner nor we will have any liability for any such interruption or failure of water service to the Community.

10. ACCEPTANCE AND CARE OF APARTMENT. At the time you first occupy your apartment or within five (5) business days thereafter, you agree to itemize in a MOVE-IN INSPECTION REPORT (the form will be provided by us) all damages to your apartment existing at the time of your initial occupancy. Both you and we will initial this itemization, a copy of which you may keep for safekeeping. Damages and defects not itemized will be presumed to have first occurred during your occupancy of the apartment. If we disagree with the damages and defects you itemized, we will notify you within five (5) business days after we receive the itemization from you. If you do not provide to us the itemization within five (5) business days after your Move-in date, the apartment will be deemed accepted by you and to not have any damages or defects.

      All improvements made to your apartment by you will be at your sole cost and expense, will only be made upon our prior written consent, and all fixture Improvements will become Owner's property and will be surrendered with your apartment at the termination of this Lease.

      You will use reasonable diligence in caring for the Premises and agree to maintain the apartment, together with the furniture, furnishings and other personal property, if any, provided by Owner, in as good condition as they were in at the start of the Lease except for ordinary wear and tear. No holes are to be driven into the cabinets, woodwork, ceilings, doors or floors. Holes are permitted in walls for wall hangings only. No change of locks or additional locks are permitted except by our prior written consent. You will not remove any fixtures, or any of Owner's furniture or furnishings from the Premises for any purpose. You will not tamper with or disable water saving devices, if any. You acknowledge that on the Move-in Date all smoke detectors and carbon monoxide detectors (if any) Were present and were in good working order, and after that date you will maintain the smoke and carbon monoxide detectors and replace the batteries when necessary.

      You agree that when you leave, the Premises will be clean and in the same condition received, except for ordinary wear and tear and for damage caused by fire or other casualty not occurring through the fault of you, your family, guests, invitees, agents or pets. If not, you agree to pay the cost of (1) labor for cleaning the stove, refrigerator, kitchen, bathroom, and other parts of the apartment; (2) removing trash or other property left or abandoned on the Premises; (3) painting and redecorating the apartment, including removing wallpaper or paint installed by you, or any other action which is required to return the apartment to the same condition as when you received it except for ordinary wear and tear and damage caused by fire or other casualty as stated above; and (4) repairing or replacing any portion of the Premises or property of the Owner which is damaged, removed or altered in any manner.

      It is our goal to maintain the highest quality living environment for our residents. Therefore, you should know that we have inspected your apartment prior to the Lease Effective Date and know of no damp or wet building materials and know of no mold or mildew contamination. You are hereby notified that mold, however, can grow if your apartment is not properly ventilated or maintained. If moisture is allowed to accumulate in your apartment, it can cause mildew and mold to grow. It is important that you regularly allow air to circulate in your apartment. It is also important that you keep the interior of the apartment clean and that you promptly notify us of any leaks, moisture problems, and/or mold growth. You agree to maintain the Premises in a manner that prevents the occurrence of an infestation of mold or mildew in the Premises. You agree to uphold this responsibility by (i) keeping the apartment free of dirt and debris, (ii) immediately reporting to us any water intrusion, such as plumbing leaks, drips or "sweating pipes", (iii) notifying us of overflows from bathroom, kitchen or laundry facilities, (iv) reporting to us any significant mold growth on surfaces inside your apartment, (v) using bathroom fans while showering or bathing and reporting to us any non-working fan, (vi) using exhaust fans when cooking, dishwashing or cleaning, (vii) using reasonable care to close all windows and other openings into the apartment to prevent outdoor water from coming into the apartment, (viii) cleaning and drying any visible moisture on windows, walls and other surfaces, including personal property as soon as reasonably possible (note: mold can grow on damp surfaces within 24 to 48 hours), and (ix) notifying us of any problems with the air conditioning or heating systems that you discover. You further agree that you will be responsible for damage to the Premises and your property, as well as injury to you or any Occupants or guests resulting from your failure to comply with the terms of this Section.

11. REIMBURSEMENT BY RESIDENT. You agree to reimburse us promptly in the amount of any loss, property damage or cost of repairs or service (including plumbing trouble) caused by negligence or improper use of the Premises by you, your family, guests, invitees, agents or pets. You are responsible for any damage resulting from windows or doors left open. As noted in Paragraph 8, you are liable for damages to the Premises that result if you do not keep your apartment thermostat at a minimum of 55 degrees Fahrenheit during the heating season. Likewise, if your apartment is equipped with a sprinkler system, you will be responsible if you damage, or by failing to exercise reasonable care, set off the system. Such reimbursement will be due immediately upon demand by us.

12. DAMAGE TO APARTMENT. If there is damage to the Apartment by fire, water or other hazard, or in the event of malfunction of equipment or utilities, agree to immediately notify us. If, in our sole opinion, the damages are such that this Lease can continue, we will make repairs as needed with reasonable promptness. Rent will not abate during the period of such repairs. If, in our sole opinion, the apartment is so damaged as to be unfit for occupancy, you may immediately vacate the Premises and within fourteen (14) days serve on us, in accordance with the notice provisions of Paragraph 33, a written notice of your intention to terminate this Lease. If you do so, then this Lease will terminate as of the day you vacated and your obligation to pay Rent will cease as of the date you actually vacated. You will be liable only for Rent up to the date you actually vacated (except in those situations where you, your family, guests, invitees, agents or pets were responsible for the damage or destruction). If available and at our option, you may accept a comparable apartment in the Community for the remaining term of this Lease, and continue to pay Rent.

13. RENEWAL OF LEASE. We may offer to renew your Lease at any tone before the end of the current Lease, but we have no obligation to do so. Your renewal lease term would begin at the end of the term of this Lease and may be on different terms than this Lease. YOU MUST SEND US WRITTEN NOTICE OF YOUR INTENT TO NOT RENEW AT LEAST SIXTY (60) DAYS BEFORE THE END OF THE TERM OF THIS LEASE. Nothing in this paragraph is intended to waive our right to Immediately file suit for eviction, without prior notice, if you remain In possession after the termination date of your Lease without our permission or consent.

      If you fail to sign a renewal lease, or to vacate the Premises, prior to the end of the term of this Lease, then you will be a holdover resident and we reserve the right to terminate your tenancy pursuant to law. We may allow you to continue to occupy the apartment as a MONTH-TO-MONTH RESIDENT but we have no obligation to do so. If we permit you to continue as a month-to-month resident, you must pay the Community's market rent for your apartment at such time as specified by us and a month-to-month premium as referenced in Paragraph 6. In such event, this Lease will automatically be renewed on a month-to-month basis but WILL REQUIRE SIXTY
      (60) DAYS PRIOR WRITTEN NOTICE BY YOU, OR BY US, FOR TERMINATION. After the initial market rent adjustment when you become a month-to-month resident (which requires no notice), we reserve the right to increase the Rent payable by you as a month-to-month resident under this Lease upon sixty (60) days notice to you.

14. FAILURE TO VACATE AFTER NOTICE. If yon give us notice that you will vacate your apartment, pursuant to any provision of this Lease which permits you to give us such a notice, but you do not completely vacate prior to the date given in your notice, you will be liable for our actual and consequential damages, costs and reasonable attorney's fees as permitted by statute in connection with your holding-over and with our actions in obtaining possession of your apartment as a result of your holding-over to the fullest extent to which we are entitled to collect such sums from you under applicable law. You agree that consequential damages include reasonable expenses we incur in renting your apartment to a new resident.

15. MOVING OUT. When you vacate your apartment home at the end of your Lease term, you must deliver the keys to us. Do not leave the keys in your apartment. If you do not deliver the keys to us a the end of your Lease term (or notify us in writing that you are unable to do so because your keys are lost) then, at our option, this Lease will continue in full force and effect until such time as you deliver the keys to us (or so notify us in writing). In such event you will continue to be liable to us for the payment of Rent and all other obligations under this Lease. As set forth in Paragraph 6, if the keys are not returned to us, a charge is due to us. Delivery of your keys to us before the end of your Lease term will not terminate this Lease.

16. DISPOSAL OF PROPERTY. If you leave items of personal property on the Premises after this Lease has terminated and delivery of possession has occurred, or if your apartment appears to have been abandoned, your property will be considered abandoned and we may sell or dispose of it in any fashion we see fit.

17.   DEFAULT.

      a.    You will be in default under this Lease if:

            (1) You do not make your payment of Rent, including Other Charges, on time, or

            (2) You violate or do not comply with any of the terms of this Lease and such violation is not cured by you within 5 days after written notice from us, or

            (3) You violate or do not comply with any of the rules and regulations, including the Community Policies, of the Community, as amended from time to time, and such violation is not cured by you within 5 days after written notice from us, or

            (4) You either fail to occupy the apartment or abandon the apartment after occupying it, or

            (5) You violate your responsibilities as a resident under Federal, state or local law, or

            (6) You permit unauthorized persons or unauthorized pets to reside at the apartment and you do not cure such violation within 5 days after written notice from us.

            Notwithstanding the above, under no circumstances are you entitled to any cure period for a default in your monetary obligations under this Lease, a violation of law, or criminal activities as defined in this Lease.

      b. Any Rent payment received after legal action has been initiated by us may be accepted, with reservation, and will be applied to delinquent Rent due but will not affect any legal action instituted by us against you to recover delinquent Rent, Other Charges and/or and possession of the apartment.

      c. In the event of your default in the payment of Rent or Other Charges we have a lien, in the amount of the unpaid Rent or Other Charges, upon all of the goods, wares, fixtures, furniture and other property of yours which may at any time during the term of this Lease be found on the Premises, and you waive any and all exemptions provided by law. Such lien will be enforced in accordance with the laws of the state in which the Community is located.

      e. In the event we commence a Summary Proceeding against you it is agreed both by you and by us to waive a trial by jury. Furthermore, you agree that you will not interpose my counterclaim or any set-off of rent against us and that any claims you may have under the Lease will be brought by you in a separate, plenary proceeding.

18. SURVIVAL UPON DEFAULT. If you do not pay Rent or Other Charges as agreed to under this Lease, or you are otherwise in default, and we recover possession of the apartment, whether by an eviction proceeding or otherwise, you will remain liable for actual damages for the breach of the Lease. Actual damages may include, without limitation, a claim for Rent that would have accrued through the end of the Lease term or until a new tenancy starts under a new lease for the apartment, whichever occurs first.

19. RIGHT OF REENTRY. If at any time you are in default under this Lease, or have given us good cause for your eviction pursuant to law, we are entitled to reenter the apartment in a manner not constituting a breach of the peace. If you continue to occupy the apartment we are entitled to proceed by a summary dispossession proceeding, or by any other method permitted by law, and to remove all persons from possession of the apartment as permitted by law.

20. OWNER/MANAGER LIABILITY; REQUIREMENT TO PURCHASE RENTER'S INSURANCE. Neither the Owner nor we will be liable to you, your family, guests, invitees or agents for any damages or losses to person or property caused by other residents of the Community or by any other persons. You agree to indemnify (reimburse if necessary) and hold Owner and Manager harmless against all claims for damages to property or persons arising from your use of the Premises, or from any activity, work or thing done, by you or by any pet in or about the Premises (including legal fees and court costs the we incur). Owner and Manager will not be liable for personal injury or damage or loss of your personal property (furniture, jewelry, clothing, automobiles, food or medication in the refrigerator, etc.) resulting from theft, vandalism, fire, water, rain, snow, ice, earthquakes, storms, sewerage, streams, gas, electricity, smoke, explosions, sonic booms, or other causes or resulting from any breakage or malfunction of any pipes, plumbing fixtures, air conditioner, or appliances, unless it is due to our failure to perform, or negligent performance of a duty imposed by law. Owner and Manager will not be liable to you for any loss or injury due to interruption or curtailment of heat, hot water, air conditioning, or any other service furnished to you, except as provided by law. You agree not to withhold any Rent or Other Charges, nor will Rent or Other Charges be abated, as a result of such interruption or curtailment. You agree not to request outside contractors to perform work on your apartment or the Community without our written authorization. Insurance coverage maintained by Owner or by us does not protect your person or property, whether located or stored inside or outside the Premises.

      This agreement by you to indemnify (reimburse if necessary) defend and hold Owner and Manager harmless against all claims for damages to property or persons arising from your use of the Premises specifically includes, but is not limited to, your use of the amenity areas and health facilities, if any, at the Community. Except as required by applicable law, neither the Owner nor we, nor our affiliates, agents, employees, successors or assigns, will be liable for any claims, causes of action or damages arising out of personal injury, property damage or loss that may be sustained in connection with the amenity areas and health facilities either by you or by any persons you allow to use such areas or facilities. You, and any person you allow to use such area or facilities, agree to assume all risk as to using the facilities and agree that approval from a physician, if warranted, has been obtained.

      You acknowledge and agree that neither the Manager nor the Owner has purchased insurance coverage for your personal belongings or any personal property located in your apartment home or anywhere at the Community or for any personal liabilities that may be suffered or incurred by you or your family, guests, invitees or any other occupants of or visitors to your apartment home. During the term of your Apartment Lease Agreement, you agree to purchase and maintain, at your sole cost and expense, a comprehensive personal liability policy, or its equivalent, issued by a licensed insurance company that you select which provides limits of liability of at least $100,000 per occurrence. All policies shall waive rights of subrogation against the Owner and Manager. You agree to provide a copy of these insurance policies or certificates of insurance evidencing these insurance policies in form and content reasonably acceptable to the Manager at the time you obtain the policies and on each annual renewal date for such insurance policies. You agree to maintain these insurance policies during the entire term of your residency at the Community.

      If any of our employees are requested by you to render services such as moving automobiles, handling furniture, cleaning, or any other services not contemplated in this Lease, such employee will be deemed the agent or employee of you (and not of us) regardless of whether payment is made for such service; you agree to indemnify (reimburse if necessary) and hold us harmless from all losses suffered by you or by any other person in such circumstances.

21. QUIET ENJOYMENT. Subject to the terms of this Lease, Resident may reasonably have, hold and enjoy the apartment during the term of this Lease.

22. SECURITY ACKNOWLEDGMENT AND WAIVER. Neither we nor the Owner promise or in any way guarantee the safety or security of your person or property against the criminal actions of other residents or third parties. The responsibility of protecting you, your property, family, guests, agents and invitees from acts of crime is the responsibility of yourself and the law enforcement agencies.

      We do not warrant or imply that access controls, alarm systems, devices, or personnel employed at the Community, if any, will be operable at any given point in time or will discourage or prevent breaches of security, intrusions, thefts or incidents of violent crime. Further, we reserve the right to reduce, modify or eliminate any access controls, alarm system, device or personnel (other than those statutorily required) at any time; you agree that such action will not be a breach of any obligation or warranty on our part.

      You agree to promptly notify us in writing of any problem, malfunction or failure of lights, door locks, window latches, controlled access gates, if any, intrusion alarms, if any, and any other access control system. You acknowledge that you have received no representation or warranties, either expressed or implied, as to any security or any access control system on the Premises. We have not in any way stated or implied to you that the security of any person or property was or is provided or that the Premises and/or surrounding neighborhood has been or will be free of crime. You agree that neither we nor the Owner will be liable to yon based on any claim that security or access control system was not provided. You agree to release and hold us and the Owner harmless from claims arising out of criminal acts of other residents and third parties. You acknowledge that this will be binding on your heirs, successors and assigns.

      Nothing in this Paragraph 22 purports to modify any obligation or duty owed by the Owner or by us to you under applicable law.

23. RULES AND REGULATIONS. You, your family, guests, invitees and agents agree to comply with all rules and regulations now or later made by us pertaining to the Community. This includes both: (i) the Community Policies, which are incorporated by reference into this Lease; and (ii) rules and regulations posted at the Community. You agree in obey all laws and ordinances applicable to the Premises and agree that you, your family, guests, invitees and agents will not be disorderly and will not disturb other residents. Should we at any time determine that your tenancy is undesirable by reason of breach of any of the covenants contained in this Lease or Community Policies, including without limitation any illegal conduct on the part of you, your family, guests, invitees, or agents, or by any of them causing annoyance to others, then in addition to any other rights we may have, we may give you five days' written notice to quit and vacate. At the end of the five-day notice period, this Lease will be terminated and we will be entitled to the immediate possession of the apartment and may reenter the premises and take possession in accordance with applicable law.

24. CRIMINAL ACTIVITIES. Neither you, your family, guests, invitees or agents will engage in or facilitate any criminal activity on the Premises including but not limited to any violent criminal activity or any drug-related criminal activity. "Violent criminal activity" means any criminal activity that has as one of its elements the actual or threatened use of force against a person or property of another. "Drug-related activity" means the illegal manufacture, sale, distribution, use or possession of marijuana or any controlled dangerous substance. Violation of this provision constitutes material non-compliance with the terms of this Lease and is grounds for your eviction.

25. PETS. Pets are permitted on the Premises in accordance with the Community Policies (if the type of pet is not addressed in the Community Policies, then with the permission of the Community Manager) and when listed in the Summary. If permitted, you must comply with the provisions of Paragraph 6 regarding payment of the Non-Refundable and other Pet Charges and with the Community Policies, including specifically those policies pertaining to pets. In addition, as set forth in the Security Deposit Agreement, an additional Security Deposit is required for each pet or pets you keep on the Premises. You are fully responsible for repairing all damages caused to the Premises by your pet, at your cost and, as set forth in the Security Deposit Agreement, we are entitled to deduct from the Security Deposit the repair costs for all such damage that you fail to repair.

26. PARKING. We may choose, at our sole election, to assign, parking spaces at the Community. If we do so, you and your guests agree to park any motor vehicle you own in the space we designate in the Summary or otherwise. You are responsible for where your guests park, If you or your guests park any motor vehicle in a space or parking lot other than the one we designate, we can, at your expense, have the vehicle towed and stored. You will occupy your parking space(s) at the Community, whether assigned or not, at your own risk. We will not be liable for any loss, damage or injury whatsoever to any automobile owned by you, or by any of your guests, parked anywhere on the Premises.

27. STORAGE AREAS. If we provide you a storage area apart from your apartment, the following rules apply:

      a.    You will use the storage area at your own risk.

      b. We will not be liable for any loss or damage to anything you put in the storage area.

      c. We will not be liable for any injury to you or any other person who is in the storage area or who is going to or from it.

      d. You will not store any flammable, hazardous or toxic substances or other dangerous materials in the storage area. You will not plug in any appliance in the storage area.

      e. Upon the termination of the Lease if you do not remove all of your property from the storage area, it will be considered abandoned and we may remove and dispose of the property in any fashion we see fit.

      f. You will not store or keep any form of animal or pet in any storage area.

28. SATELLITE DISHES. As set forth in the Community Policies, you have a limited right to install a satellite dish or receiving antenna within your leased space. The Community Policies impose reasonable restrictions relating to such installation, and any installation of a satellite dish or antenna must comply in full with the Community Policies. Finally, please be advised that, where allowed by law, an increase in your Security Deposit will be required if you choose to install a satellite dish or receiving antenna.

29. MATERIALS IN THE COMMUNITY. You acknowledge that materials containing or emitting potentially health-affecting substances or forms of energy such as, for example, electric and magnetic fields, may exist in the Community. As additional consideration for Manager and Owner entering into this Lease, you, for yourself, your heirs, successors, assigns, agents, guests, licensees, invitees and all others claiming by, through or under you, or who may live in, occupy or use the apartment, hereby (a) expressly assume and accept all risks related to the presence in or near the Community of detrimental health-affecting substances or forms of energy; (b) waive all claims and causes of action of any kind, at law or in equity, whether arising by statute, ordinance, rule, regulation or otherwise against the Manager and/or Owner of the Community, their respective agents, principals, employees, legal representatives, affiliates, assignees, successors, partners, shareholders, officers and directors (together called "Manager/Owner Affiliates") with respect to any health hazard related to the presence in the Community of materials containing or emitting potentially health-affecting substances; and (c) agree to defend, indemnify and hold harmless the Manager/Owner Affiliates against all claims, causes of action, liabilities, losses, damages and expenses of any kind, including but not limited to, attorneys' fees and litigation costs at both the trial and appellate levels (to the fullest extent to which we are entitled to collect such sums from you under applicable law), that Manager/Owner Affiliates may incur by reason of claims asserted against them that arise out of or are based upon potentially health-affecting substances or forms of energy brought, or allowed to be brought, into the Community by you or your guests, or by any other person living in, occupying, or using the apartment.

      Nothing in this Paragraph 29 purports to modify any obligation or duty owed by the Owner or by us to you under applicable law.

30. HAZARDOUS MATERIALS. You are not to introduce any hazardous or toxic materials onto the Community without (a) first obtaining our written consent, and (b) complying, including obtaining permits, with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials.

      If your transportation, storage, use or disposal of hazardous or toxic materials on the Community results in (a) contamination of the soil or surface or ground water, or (b) loss or damage to person(s) or property, then you agree to (1) notify us immediately of any contamination, claim of contamination, loss or damage, (2) after consultation and approval by US, clean up the contamination in full compliance with all applicable statutes, regulations and standards, and (3) indemnify, defend and hold us harmless from and against any claims, causes of action, costs and fees, including attorney's fees (to the fullest extent to which we are entitled to collect such sums from you under applicable law), arising from or connected with any such contamination, claim of contamination, loss or damage. This provision will survive the expiration or termination of this Lease.

31. RIGHT OF ENTRY. We may enter your apartment for any reasonable business purpose. We will provide prior notice to you (which may be written or verbal) before entering your apartment except: (i) in cases of emergency:
      (ii) when performing work in response to a service request made by you:
      (iii) when your apartment appears to have been abandoned; or (iv) when we have good cause to believe the Premises may be damaged or you may be in violation of Federal, State or local law. Anytime we are in your apartment, for any reason, we will leave a notice indicating that we entered your apartment and the reason for doing so. If you have given us written notice of your intention to terminate, such notice will be deemed to authorize us to show the apartment to prospective residents, purchasers or mortgagees during normal business hours, including weekends, without further notice to you.

32. SUBLETTING. Subletting or securing a replacement resident, and any assignment of this Lease by you, will be allowed only upon our prior written consent. Even if there is a sublet or assignment, you remain fully responsible for (and are not released from) the payment of Rent specified in this Lease and the performance of all other obligations under the terms of this Lease. In case of bond-financed or affordable housing communities, an apartment home occupied by a lower-income resident may be subleased, and this Lease may be assigned, only where we approve in writing the sublessee or assignee as an eligible resident.

33. NOTICE. Except for notices to you when we enter your apartment (pursuant to paragraph 31), we can give you written notice in either of two ways. If we give you written notice in either of these two ways, you will be considered to have received it, whether you actually received it or not.

      a.    We can mail it, postage prepaid, addressed to you at your apartment;
            or

      b.    We can leave it on or under your apartment door.

      If you desire or are required to give us notice under this Lease, such notice must be in writing and may be delivered in one of two ways:

      a. You can deliver a copy to a Community Manager representative at the Community's leasing office during normal business hours; or

      b.    You can deposit the notice in regular U.S. mail.

34.   NO WAIVER.

      a. You agree to observe all of the terms of this Lease even if one or both of the following happens:

            (1) You did something this Lease said you should not do and we did not object.

            (2) You did not do something this Lease said you should do and we did not object.

            (3) Our failure or delay, if any, in demanding items of Rent, including Other Charges, will not be deemed a waiver (that is, we do not relinquish the right to claim and collect such sums from you). We may demand such sums at anytime, including at move-out, or after.

      b. We can institute an action for possession of the apartment from you even if one or both of the following happens:

            (1) You did something this Lease said you should not do and we did not object.

            (2) You did not do something this Lease said you should do and we did not object.

      c. Our rights under this Lease cannot be waived except by a writing signed by us.

35. RESIDENT INFORMATION. You promise that all information you provided to us on your rental application or otherwise was given voluntarily and knowingly by you and is accurate. If we subsequently discover that any information is not accurate, we have the right to terminate this Lease upon at least three days' written notice to you. You represent and warrant that you are not listed on the list of Specially Designated Nationals and Blocked Persons (SDNs) issued by the Office of Foreign Asset Controls
      (OFAC). If you are or become listed on OFAC'S list of SDNs at any time during the term of your Lease, this Lease will become null and void. In case of bond-financed or affordable housing communities, you further (a) certify the accuracy of the statements made in the Income Certification,
      (b) agree that the family income, family composition and other eligibility requirements are deemed substantial and material obligations of your tenancy, (c) agree that you will comply promptly with all requests for information from the Developer, the Trustee, the Authority and any other Regulatory Agency, and (d) agree that your failure or refusal to comply with a request for information will be a violation of a substantial and material obligation of your tenancy. Your failure or refusal to comply with these provisions is a material breach of this Lease and gives us the right to exercise all available remedies against you, including the right to evict you, subject to applicable law.

      You are advised that our standard practice is to disclose information contained in our lease files regarding you or this Lease in response to a request for information from a law enforcement agency. In addition, you are advised that we will release information regarding you or this Lease in the following situations:

      (i) where you have agreed in writing to the release of such information,
      (ii) in connection with the filing of negative credit report information, as permitted by law, as a result of your failure to pay for amount owing hereunder, (iii) where necessary for Owner's or Manager's accountants, attorneys or insurers in connection with their business operations, and/or
      (iv) pursuant to subpoena, court order, applicable law or regulation or governmental request.

36. GENERAL. All promises Manager and Owner have made to you are contained in this written Lease. No oral agreements have been made. This Lease can only be changed by an agreement in writing, signed by both you and by Owner. In the event of more than one Resident, each Resident is jointly and severally liable for each provision of the Lease. You agree that you are of legal age to enter into a binding lease for lodging. Time is of the essence of your obligations under this Lease. If permitted by law, you waive the right to a jury trial in all legal proceedings relating to your use and occupancy of your apartment and you waive the right to counterclaim in any summary proceeding we bring.

37. SUBORDINATION. This Lease, and your rights hereunder, are subordinate to all land leases, present and future mortgages or deeds of trust, if any, affecting the Premises, We may execute any papers on your behalf as your attorney-in-fact to accomplish this if permitted under applicable law.

38. SUCCESSORS. Owner and each of the Residents are bound by this Lease. All parties who lawfully succeed to their rights and responsibilities are also bound. If you die, are adjudicated bankrupt or make an assignment for the benefit of your creditors, this Lease will, at our option, cease and the apartment will be surrendered to us. To the extent permitted under applicable law, we reserve the right in such event to reenter and repossess with any notice to quit hereby waived by you.

39. SALE OR CONDEMNATION. Any sale or lease of the Community by foreclosure, judicial proceedings or otherwise, will not affect this Lease or any of the obligations imposed. You will look solely to the then owner or lessee of the Community for the performance of our duties after the date of such sale. Your Security Deposit (and Pet Deposit, if applicable) will be given to the buyer or lessee. In such event, we will not be responsible for your Security Deposit (and Pet Deposit, if applicable), and the buyer will be responsible for returning to you the unapplied portion (if any) of your Security Deposit (and Pet Deposit, if applicable). If the whole or any part of the Premises is taken by condemnation or under the power of eminent domain, this Lease will automatically terminate on the date you are required to surrender possession to the condemning authority and you will not be entitled to any portion of the proceeds or award of condemnation.

40. SEVERABILITY. If a provision or paragraph of this Lease is legally invalid, or declared by a court to be unenforceable, such provision or paragraph will be deemed deleted, and the rest of this Lease remains in effect. To the extent that any provision of this Lease is in conflict with any provisions of applicable law, such provision is hereby deleted, and any provision required by applicable law which is not included in this Lease is hereby inserted as an additional provision of this Lease, but only to the extent required by applicable law and then only so long as the provision of the applicable law is not repealed or held invalid by a court of competent jurisdiction.

41. COUNTERPART. This Lease is executed in a counterpart (exact copy), with the copy to be furnished to you and the original to be retained by us. You acknowledge that you have read and understand this Lease, including the Summary, and its provisions.

42. MILITARY TRANSFER. In the event you are or become a member of the Armed Forces on extended active duty, a member of the state National Guard serving on full-time duty, or a civil service technician with a National Guard unit, and receive change-of-duty orders to depart the "local area," or are relieved from such duty, you may terminate this Lease by giving thirty (30) days prior written notice to us, provided you are not otherwise in default. As a condition to such termination, you will furnish us with a certified copy of the official orders which warrant termination of this Lease. Military orders authorizing base housing in the local area in which the Community is located do not constitute change-of-duty hereunder. Your Security Deposit will be refunded provided that the conditions of the Security Deposit Agreement are fulfilled.

43. LIABILITY FOR TERMINATION PRIOR TO LEASE BEGIN DATE. You acknowledge that by signing this Lease, you have committed to pay Rent and Other Charges through the Lease End Date. This means that if you vacate your apartment home prior to the Lease End Date, you may remain liable for all of your obligations under this Lease, subject to our duty to take reasonable actions to rent your apartment to another resident. However, if, for any reason, you are unable to occupy your apartment home after you have signed this Lease but before the Lease Begin Date, you have the right to make us an offer to terminate this Lease (whether this is your initial Lease or a renewal Lease with us) by sending us a written notice offer prior to the Lease Begin Date that is accompanied by the "Early Termination Charge" then in effect at the Community. The Early Termination Charge is an amount that we set and change from time to time in our sole discretion, which is available upon request from the Community. You agree that if you make an effective offer, we will have one week to decide whether to accept or reject your offer, which decision we may make in our sole discretion. You agree that such Early Termination Charge will be retained by us as consideration for our having taking off the market and reserved the apartment home for you from the date you sign this Lease Agreement until the date we receive the written notice and termination payment from you. If we accept your written offer and Early Termination Charge, your obligations under this Lease will terminate effective as of the date we receive such written notice and the termination payment, and we will refund your Security Deposit and, if applicable, Pet Deposit pursuant to the terms of the Security Deposit Agreement. We will not refund any other charges.

44. MOVE-IN GUARANTEE. We are committed to your enjoyment of your new apartment and your new community. If, for any reason, you are unhappy with your apartment home during the first thirty (30) days of residency (from the date you first move into the Community or the Lease Begin Date, whichever occurs first), and wish to move, please notify us. You must provide thirty-days prior written notice to us of your intent to vacate, and you must vacate your apartment home prior to the end of such thirty-day notice period. You must also pay Rent from the Lease Begin Date through the end of the thirty-day notice period or until you vacate the apartment, whichever is later (the "Termination Date"). If you provide written notice and pay Rent as required, your obligations under this Lease will terminate on the Termination Date and we will refund your Security Deposit and, if applicable, Pet Deposit (less any damages or Rent you owe) pursuant to the terms of the Security Deposit Agreement. We will also refund the common area/amenity charge and the one-time non-refundable pet charge that was paid. We will not refund any other charges. This Move-In Guarantee does not apply to any lease renewal or to anyone that has previously rented an apartment in the Community.

RESIDENT(S):

/s/ Jason Bishara        1/28/06                  Jason Bishara
--------------------------------------    --------------------------------------
Signature                       Date              Print Name

--------------------------------------    --------------------------------------
Signature                       Date              Print Name

--------------------------------------    --------------------------------------
Signature                       Date              Print Name

--------------------------------------    --------------------------------------
Signature                       Date              Print Name

--------------------------------------    --------------------------------------
Signature                       Date              Print Name

--------------------------------------    --------------------------------------
Signature                       Date              Print Name

By separate Agreement the undersigned have agreed to be guarantors of this Lease and any renewal or holdover of this Lease.

--------------------------------------    --------------------------------------
Signature                       Date              Print Name

--------------------------------------    --------------------------------------
Signature                       Date              Print Name

AVALONBAY COMMUNITIES, INC.,
MANAGER, AS AGENT FOR OWNER

By:
    -----------------------------------------
                                      DATE